EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, David A. Jenkins, Executive Chairman of the Board and Chief Executive Officer of Catheter Precision, Inc. (the “Company”), hereby certify, that, to my knowledge:

1.

the Quarterly Report on Form 10-Q for the six-month period ended June 30, 2026 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026

/s/ David A. Jenkins
David A. Jenkins
Executive Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)